UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Blvd., Suite 210 The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (936) 230-5899

3295 College Street
Beaumont, Texas 77701
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2012, we issued a press release announcing that our board of directors appointed Kelly M. Malson, age 42, to serve as a member of our board of directors. Ms. Malson was also appointed to be the Chairperson of the Audit Committee of our board of directors effective at its next quarterly meeting to be held in November 2012, replacing Marvin L. Brailsford who elected to step down as Chairperson effective at such time.  Mr. Brailsford will remain a member of the Audit Committee.  Ms. Malson has served as Chief Financial Officer and Treasurer of World Acceptance Corporation since March 2006, as its Senior Vice President since May 2009 and as its Vice President, Internal Audit from September 2005 to March 2006.  Ms. Malson served as Finance Compliance Manager for ITRON, Inc., IEM Unit from 2004 to 2005.  Prior to 2004, Ms. Malson served in various positions with KPMG, LLC and Arthur Andersen, LLP. Ms. Malson currently serves on the Board of Directors of Junior Achievement.  Ms. Malson obtained her Bachelor’s Degree in Accountancy from Southern Illinois University in 1993.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d) Exhibits.

Exhibit 99.1        Press Release dated August 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.

Date:	August 30, 2012	By:	/s/ Brian E. Taylor
		Name:	Brian E. Taylor
		Title:	Vice President and Chief Financial Officer